UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio (Address of principal executive offices)	44131 (Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 11, 2017. The following matters were voted on at the annual meeting:

1.	The stockholders elected management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Against	Abstain	Non Votes
Joseph S. DiMartino	42,198,482	322,772	9,928	3,521,195
Sherrill W. Hudson	37,010,971	5,511,620	8,591	3,521,195
Donald V. Weir	42,201,813	319,090	10,279	3,521,195

2.	The stockholders ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The results of the vote taken were as follows:

For	45,714,914
Against	322,594
Abstain	14,869

3.	The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the 2017 proxy statement. The results of the vote taken were as follows:

For	41,988,182
Against	517,357
Abstain	25,643
Non Votes	3,521,195

4.	The stockholders approved, through a non-binding advisory vote, the proposal that the Company hold an advisory vote regarding the compensation of the Company’s Named Executive Officers on an annual basis. The results of the vote taken were as follows:

One Year	34,923,768
Two Years	82,194
Three Years	7,504,089
Abstain	21,131
Non Votes	3,521,195

5.	The stockholders declined to approve the passage of such other business as may properly be brought at the 2017 Annual Meeting. No such other business was presented for vote at the meeting. The results of the vote taken were as follows:

For	10,822,659
Against	31,136,888
Abstain	571,635
Non Votes	3,521,195

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2017

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary